As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-0410612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, California 92612
(949) 255-7100

(Address, Including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________

Michael Newman, Esq.
Executive Vice President and General Counsel
Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612
(949) 255-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard A. Boehmer, Esq. O'Melveny & Myers llp 400 South Hope Street Los Angeles, California 90071 (213) 430-6000

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement.

___________________

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Common Stock, par value $0.01 per share	8,871,890	$8.91	$79,048,540	$8,458.19

(1)   Estimated solely for purposes of computing the registration fee.

(2)   The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 30, 2006

PROSPECTUS

SUN HEALTHCARE GROUP, INC.

8,871,890 Shares of Common Stock

_____________________________________________________

        This prospectus relates to the resale by the selling securityholders identified in this prospectus of up to 8,871,890 shares of common stock, which were issued by us to the selling securityholders in December of 2005 in connection with our acquisition of Peak Medical Corporation.  We granted registration rights to the selling securityholders with respect to the resale of shares of our common stock issued to the selling securityholders.

        We will not receive any proceeds from the disposition of these shares or interests therein.

        The selling securityholders identified in this prospectus (which term as used herein includes their respective pledgees, donees, transferees or other successors-in-interest) may offer the shares or interests therein from time to time through public of private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Investing in our common stock involves a high degree of risk.  See "Risk Factors" on page 4.

        Our shares of common stock are quoted on the Nasdaq National Market under the symbol "SUNH."  On June 27, 2006, the closing sale price of our common stock, as reported on the Nasdaq National Market, was $8.72 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is               , 2006.

        You should rely only on the information contained or incorporated by reference in this prospectus.  No dealer, salesperson or other person is authorized to give information that is different.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is correct only as of the date on the front of this document, regardless of the time of the delivery of this prospectus or any sale of these securities.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein contain certain statements that may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to management.  Forward-looking statements are not statements of historical facts.  For example, when we use words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other words that convey uncertainty of future events or outcome, we are making forward-looking statements.  We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus.

        Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the Securities and Exchange Commission.

        Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

OUR COMPANY

We are a nationwide provider of long-term, subacute and related specialty healthcare services primarily to the senior population in the United States.  Our core business is providing inpatient services.  We also provide rehabilitation therapy services, temporary medical staffing services and home health services to adult and pediatric patients.

We operate through various direct and indirect subsidiaries that engaged in the following five principal business segments:

-	Inpatient services, primarily skilled nursing facilities;
-	rehabilitation therapy services;
-	medical staffing services;
-	home health services; and
-	laboratory and radiology services.

Inpatient services.  As of March 31, 2006, we operated 158 long-term care facilities (consisting of 134 skilled nursing facilities (10 of which are managed), 14 assisted and independent living facilities, seven mental health facilities and three specialty acute care hospitals) in 19 states with 16,825 licensed beds through SunBridge Healthcare Corporation and other subsidiaries.  Our skilled nursing facilities provide services that include daily nursing, therapeutic rehabilitation, social services, housekeeping, dietary and administrative services for individuals requiring certain assistance for activities in daily living.  Several of our skilled nursing facilities also contain wings dedicated to the care of residents afflicted with Alzheimer's disease.  Our assisted living facilities provide services that include minimal nursing assistance, housekeeping, dietary, laundry and administrative services for individuals requiring minimal assistance for activities in daily living.  Our independent living facilities provide services that include security, housekeeping, dietary and limited laundry services for individuals requiring no assistance for activities in daily living.  Our mental health facilities provide a range of inpatient and outpatient services for adults and children through specialized treatment programs.  Our specialty acute care hospitals provide rehabilitation, long term acute care and geriatric behavioral health services.  We also provide hospice services in three states for individuals facing end of life issues.  In the first quarter of 2006, 76.9% of our net revenues were generated through inpatient services.

Rehabilitation therapy services.  We provide rehabilitation therapy services through SunDance Rehabilitation Corporation.  SunDance provides a broad array of rehabilitation therapy services, including speech pathology, physical therapy and occupational therapy.  At March 31, 2006, this segment provided services to 439 facilities, of which 346 were nonaffiliated and 93 were affiliated.  We also provide rehabilitative and special education services to pediatric clients as well as rehabilitation therapy services for adult home healthcare clients in the greater New York City metropolitan area through HTA of New York, Inc., a wholly owned subsidiary.  Net revenues generated through rehabilitation therapy services were 12.2% of our net revenues in the first quarter of 2006.

Medical staffing services.  We are a national provider of temporary medical staffing through CareerStaff Unlimited, Inc.  At March 31, 2006, this segment derived 63%of its revenues from hospitals and other providers, 20% from skilled nursing facilities, 10% from schools and 7% from prisons.  CareerStaff provides (i) licensed therapists skilled in the areas of physical, occupational and speech therapy, (ii) nurses, (iii) pharmacists, pharmacist technicians and medical imaging technicians, (iv)

physicians, and (v) related medical personnel.  CareerStaff also places traveling therapists and nurses on 13-week assignments and, on a permanent basis, places nurses, physicians, therapists and department heads with health care facilities throughout the United States.  As of March 31, 2006, CareerStaff provided medical staffing services in major metropolitan areas in 17 states, and also placed temporary traveling therapists in smaller cities and rural areas.  Medical staffing services generated 7.5% of our net revenues in the first quarter of 2006.

Home health services.  As of March 31, 2006, we provided skilled nursing care, rehabilitation therapy and home infusion services to adult and pediatric patients in California and Ohio through SunPlus Home Health Services, Inc.  SunPlus also operates two licensed home infusion pharmacies in California.  Home health services generated 5.4% of our net revenues in the first quarter of 2006.

Laboratory and radiology services.  Through SunAlliance Healthcare Services, Inc., we provide medical laboratory and radiology services to skilled nursing facilities in Massachusetts, New Hampshire and Rhode Island.  On November 4, 2005, SunAlliance sold its mobile radiology operations in Arizona and Colorado.  Laboratory and radiology services generated 1.3% of our net revenues in the first quarter of 2006.

            Sun Healthcare Group, Inc. was incorporated in Delaware in 1993.  Our principal business and executive offices are located at 18831 Von Karman, Suite 400, Irvine, California 92612.  Our main telephone number is (949) 255-7100.  Our website is located at www.sunh.com.  None of the information contained on our website and on websites linked is part of this prospectus.

RISK FACTORS

          Investing in our common stock involves a high degree of risk.  Before making an investment decision, you should carefully consider any risk factors set forth in the documents incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus.

USE OF PROCEEDS

          The selling securityholders will receive all of the proceeds from the sale or disposition of the common stock covered by this prospectus.  We will not receive any proceeds from the sale or disposition of the shares of common stock offered by the selling securityholders pursuant to this prospectus.  The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting or tax services or any other expenses incurred by selling securityholders in disposing of the shares of common stock or interests therein, except as described below.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and the fees and expenses of our counsel and our accountants.

SELLING SECURITYHOLDERS

          The shares of common stock offered pursuant to this prospectus were issued by us to the selling securityholders named below in December of 2005 in connection with our acquisition of Peak Medical Corporation.  We granted registration rights to the selling securityholders with respect to the resale of shares of our common stock issued to the selling securityholders in connection with that acquisition.

          In accordance with the registration rights granted to the selling securityholders, we have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposal of the shares of common stock offered by this prospectus.  We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the shares are no longer required to be registered for resale thereof by the selling securityholders.

          The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock by the selling securityholders as of May 1, 2006.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Selling Securityholder	Total Number of Shares Beneficially Owned Prior to This Offering	Maximum Number of Shares Which May Be Sold in This Offering	Number of Shares Beneficially Owned Following This Offering(1)	Percentage of Outstanding Shares Beneficially Owned Following This Offering(1)

Charles H. Gonzales Revocable Trust UTA................................	173,137	173,137	-	-
Ernest A. Schofield.........................................	173,137	173,137	-	-
G and N Elliott Family, L.L.C.(2)...................	173,137	173,137	-	-
RFE VI SBIC, L.P. (3).....................................	2,969,324	2,969,324	-	-
RFE Investment Partners V, L.P. (4)...............	2,958,583	2,958,583	-	-
DFW Capital Partners, L.P. (5) .......................	2,117,453	2,117,453	-	-
Trader Vic's Investments, L.P. (6)..................	198,103	198,103	-	-
Robert D. Kennedy........................................	6,295	6,295	-	-
Richard A. Rosenthal IRA Rollover Trust(7)........................................	4,707	4,707	-	-
Larry L. Cain..................................................	11,790	11,790	-	-
Health Care Property Investors, Inc. (8) .......	36,643	36,643	-	-
Kenneth L. Morgan.......................................	89,718	47,220	42,498	*
James Eden.....................................................	2,361	2,361	-	-

______________________

*	Less than 1%.
(1)

Assumes that the selling securityholders will sell all of the shares of common stock offered pursuant to this prospectus, but not any other shares of common stock beneficially owned by the selling securityholders.

(2)	Gail W. Elliott is the managing member of the G and N Elliott Family L.L.C.
(3)

RFE Management Corp. is the manager of RFE VI SBIC, L.P.  Michael J. Foster, Howard C. Landis and James A. Parsons have the power to vote and dispose of these securities.  Mr. Foster is a director of our company.

(4)

RFE Management Corp. is the manager of RFE Investment Partners V, L.P.  Michael J. Foster, Howard C. Landis and James Parsons have the power to vote and dispose of these securities.  Mr. Foster is a director of our company.

(5)

DFW Management Corp. is the investment manager of DFW Capital Partners, L.P.   Keith W. Pennell, the Managing Director of DFW Management Corp., has the power to vote and dispose of  these securities.  Mr. Pennell is a director of our company.

(6)	Stephen R. Buford and Sam D. Buford have the power to vote and dispose of these securities.
(7)	James Welsh of Indiana Trust and Investment Management Company has the right to vote and dispose of these securities.
(8)	Stephen R. Maulbetsch has the power to vote and dispose of these securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

-	50,000,000 shares of common stock, par value $.01 per share; and
-	10,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding-up of the Company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses.  The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock which we may issue in the future.

Preferred Stock

            Our board of directors has the authority, within the limitations and restrictions stated in our certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Anti-Takeover Provisions

We are governed by the Delaware General Corporation Law (the "DGCL").  Our certificate of incorporation and by-laws contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

Supermajority Vote

Our certificate of incorporation provides that the affirmative vote of at least 66 2/3% in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class: (i) to remove any director, or the entire board of directors, from office at any time, with or without cause, (ii) in order for our stockholders to make, amend, alter or repeal our by-laws or (iii) to amend, alter or repeal certain provisions of our certificate of incorporation, including those related to limiting liabilities of directors.

Advance Notice Procedures

Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of our stockholders.  This notice procedure provides that only persons who are nominated by, or at the direction of our board of directors, the chairman of the board of directors, or by a stockholder who has given timely written notice to the secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors.  The procedure also requires that, in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, our chairman or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of the company of his, her or its intention to raise those matters at the annual meeting.  If our chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuance without stockholder approval.  We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer.  Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

The Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

-	the board of directors approved the transaction in which such stockholders became an interested stockholder prior to the date the interested stockholder attained such status;
-

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, he, she or it owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

-

the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar

            The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

Listing

            Our shares of common stock are quoted on the Nasdaq National Market under the symbol "SUNH."

PLAN OF DISTRIBUTION

            The selling securityholders and any of their pledgees, donees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices.  The selling securityholders may use any one or more of the following methods when selling shares:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	crosses or block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;
-	through the purchase, sale, writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
-	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
-	a combination of any such methods of sale; and
-	any other method permitted pursuant to applicable law.

            The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

            The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

            In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume.  The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

            When we are notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, when we are notified in writing by a selling securityholder that a donee or pledge intends to sell more than 500 shares of our common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

            The selling securityholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

            The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of our common stock will be paid by the selling securityholder and/or the purchasers.

            Each selling securityholder has represented and warranted to us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.  We have advised each selling securityholder that it may not use shares registered on this registration statement to cover short sales of our common stock prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission.  If a selling stockholder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling securityholders will be responsible to comply with the applicable provisions of the Securities Act and Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder promulgated, including without limitation, Regulation M, as applicable to such selling securityholders in connection with resales of their respective shares under this registration statement.

            The selling securityholders may only sell the common stock if such sales are made in satisfaction of the requirements for exemption from registration or qualification under the applicable laws of each applicable state.  The selling securityholders may not offer or sell the common stock in any state where the offer or sale is not permitted.  The selling securityholders will be responsible for compliance with any applicable state laws governing the resale of the common stock.

            We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

            Certain legal matters in connection with the securities will be passed upon for us by O'Melveny & Myers LLP.

EXPERTS

            The consolidated financial statements of Sun Healthcare Group, Inc. included in Sun Healthcare Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Sun Healthcare Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and Sun Healthcare Group, Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

            The consolidated financial statements of Peak Medical Corporation at December 31, 2004 and 2003 and for each of the two years ended December 31, 2004, incorporated by reference herein, in reliance upon the report of KPMG LLP, independent public accountants, as set forth in their report thereon appearing in the Definitive Proxy Statement of Sun Healthcare Group, Inc. dated September 16, 2005, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

            We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto.  For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it.  Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete.  We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

            We file reports with the SEC on a regular basis that contain financial information and results of operations.  You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at Room 1500, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information filed electronically with the SEC.  You may also obtain information about us at our website at http://www.sunh.com.   However, the information on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 0-49663) listed below.  This information is considered a part of this prospectus.  These documents are as follows:

(1)	Our annual report on Form 10-K for our fiscal year ended December 31, 2005, filed on March 10, 2006;
(2)	Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2006, filed on May 4, 2006;
(3)	Our current reports on Form 8‑K, filed on March 2, March 14, March 31, May 3, May 16, June 7, and June 12, 2006;
(4)

Our proxy statement, dated September 16, 2005, relating to our Special Meeting of Stockholders to approve the issuance of our common stock in connection with the acquisition of Peak Medical Corporation; and

(5)	The description of our common stock contained in our registration statement on Form 8‑A, filed on March 6, 2002.

            In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as the date of this prospectus and before the termination of the offering of the shares of common stock shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.  Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

            We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus by reference.  Requests for such copies should be directed to our Secretary at Sun Healthcare Group, Inc., 18831 Von Karman, Suite 400, Irvine, California 92612, telephone number (949) 255‑7100.

            Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.                        Other Expenses of Issuance and Distribution

            The expenses in connection with the registration of the securities offered hereby are estimated as follows:

Securities and Exchange Commission registration fee.......................	$ 8,458.19
Accounting fees and expenses...........................................................	5,000.00
Legal fees and expenses....................................................................	5,000.00
Total.......................................................................................	$ 18,458.19
==============

ITEM 15.          Indemnification of Directors and Officers

            As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation (the "Certificate") of Sun Healthcare Group, Inc. (the "Company") provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the DGCL.  The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends of stock purchased or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

            While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty.  Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of such director's duty of care.

            In addition, the Company's bylaws (the "Bylaws") provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the Company or an officer of the Company elected by the Board of Directors or, while a director of the Company or an officer of the Company elected by the Board of Directors, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Company.

            The Company maintains directors' and officers' liability insurance policies insuring directors and officers of the Company for certain covered losses as defined in the policies

ITEM 16.          Exhibits

EXHIBIT NO.	DESCRIPTION
----------------	-------------------
3.1*	Amended and Restated Certificate of Incorporation of the Company.
3.2*	Amended and Restated Bylaws of the Company.
4.1*	Sample Common Stock Certificate.
5.1	Opinion of O'Melveny & Myers LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in this Registration Statement under "Signatures").

          __________________

           *     Incorporated by reference from exhibits to our Form 8-A filed on March 6, 2002.

ITEM 17.          Undertakings

            (a)          The undersigned registrant hereby undertakes:

            (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in  the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)         That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)          any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 28, 2006.

SUN HEALTHCARE GROUP, INC.

By: /s/ Richard K. Matros
Richard K. Matros
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Richard K. Matros and Michael Newman, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard K. Matros Richard K. Matros	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 28, 2006
/s/ L. Bryan Shaul L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006
/s/ Gregory S. Anderson Gregory S. Anderson	Director	June 28, 2006
/s/ Tony M. Astorga Tony M. Astorga	Director	June 28, 2006
/s/ Christian K. Bement Christian K. Bement	Director	June 28, 2006

/s/ Michael J. Foster Michael J. Foster	Director	June 28, 2006
/s/ Barbara B. Kennelly Barbara B. Kennelly	Director	June 28, 2006
/s/ Steven M. Looney Steven M. Looney	Director	June 28, 2006
/s/ Keith W. Pennell Keith W. Pennell	Director	June 28, 2006
/s/ Milton J. Walters Milton J. Walters	Director	June 28, 2006

Index to Exhibits

ITEM 16.          Exhibits

EXHIBIT NO.	DESCRIPTION
-----------------	-------------------
3.1*	Amended and Restated Certificate of Incorporation of the Company.
3.2*	Amended and Restated Bylaws of the Company.
4.1*	Sample Common Stock Certificate.
5.1	Opinion of O'Melveny & Myers LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in this Registration Statement under "Signatures").

__________________

*     Incorporated by reference from exhibits to our Form 8-A filed on March 6, 2002.

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